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                                    EXHIBIT A

THIS PROMISSORY NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS PROMISSORY NOTE AND, IF APPLICABLE, THE SECURITIES INTO WHICH IT IS CONVERTED, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$_______                                                        _______ __, 2002
                                                              New York, New York

         For value received ZENASCENT, INC., a Delaware corporation ("PAYOR" or the "COMPANY") promises to pay to [PURCHASER], or its assigns ("HOLDER") the principal sum of $[AMOUNT] with interest on the outstanding principal amount at the rate of 10% per annum, compounded annually based on a 365-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Principal and accrued interest shall be due as provided herein on or before the earlier to occur of (i) June 30, 2003 or (ii) an Event of Default (as defined below) (each, the "MATURITY DATE").

         1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest and thereafter to principal.

         2. If there shall be any Event of Default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note, and this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

              (a) Payor fails to pay (i) timely the principal amount due under this Note on the date the same becomes due and payable or
                   (ii) any accrued interest or other amounts due under this Note within three (3) business days following the date the same becomes due and payable;

              (b) Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

              (c) An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee

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                   for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor; or

              (d) The Payor shall after any required notice thereunder and after the expiration of applicable grace periods (i) default in the repayment of any principal of or the payment of any interest on any indebtedness, or (ii) breach or violate any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness, if the effect of such breach is to permit the acceleration of such indebtedness.

         3. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

         4. Payor shall organize a private placement of its equity securities pursuant to which Payor will seek to raise a minimum of $700,000 and a maximum of $2.5 million (the "PRIVATE PLACEMENT"). Upon the receipt by Payor of gross proceeds of at least $500,000 in the Private Placement, all principal and interest due on this Note shall be converted, at the option of Holder, into either: (i) such equity securities as are sold in the Private Placement on a dollar for dollar basis as if such principal had been used to purchase such securities in the Private Placement or (ii) common stock, par value $.01, of Payor (the "COMMON STOCK") at a conversion price of $1.00 per share; subject, in each case, to appropriate adjustments for any stock-split or reverse stock-split undertaken by Payor between the date hereof and the date of such conversion. If the Private Placement has not been consummated on or before the Maturity Date, at the Maturity Date all principal and interest due on this Note shall automatically convert into Common Stock at a conversion price of $1.00 per share (subject to appropriate adjustments for any stock-split or reverse stock-split undertaken by the Company between the date hereof and the date of such conversion).

         5. The Holder may elect to convert all principal and interest due on this Note into Common Stock at a conversion price of $1.00 per share (subject to appropriate adjustments for any stock-split or reverse stock-split undertaken by the Company between the date hereof and the date of such conversion) at any time following the date hereof.

         6. Promptly following the merger of a wholly-owned subsidiary of the Company with and into Cedric Kushner Boxing, Inc., a Delaware corporation, the Company shall use its best efforts to prepare, file and mail to its stockholders a Proxy Statement and hold a meeting of the Company's stockholders related to the actions described in the Proxy Statement (the "MEETING DATE"). The Company shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission within 45 days after the Meeting Date and have declared effective under the Securities Act within 150 days following the Meeting Date a registration statement on Form SB-2 or S-1 or such other form as is appropriate in order to register the securities into which this Note may be converted.

         7. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, which contracts are to be performed entirely within the State of New York.

         8. Any term of this Note may be amended or waived with the written consent of Payor and Holder.

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         IN WITNESS WHEREOF, the Payor has caused this Promissory Note to be executed by its duly authorized officer as of the date first set forth above.


                                       ZENASCENT, INC.



                                       By:
                                          ------------------------------------
                                          Steven Angel, Secretary

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